Exhibit 3.5

State of Delaware Secretary of State Division of Corporations Delivered 01:53 PM 11/03/2010 FILED 01:48 PM 11/03/2010 SRV 101053231 – 4893186 FILE

CERTIFICATE OF FORMATION

OF

AA GROUP (U.S.) - B LLC

This Certificate of Formation of AA Group (U.S.) - B LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is AA Group (U.S.) - B LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 3rd day of November, 2010.

By:	/s/ David N. Britsch
David N. Britsch, Authorized Person